Exhibit 2.01

UNCLASSIFIED - NON CLASSIFIÉ#

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Ivanhoe Electric Inc.
Reporting Year	From	2023-01-01	To:	2023-12-31	Date submitted	2024-05-29
Reporting Entity ESTMA Identification Number	E369782		Original Submission Amended Report
Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Jordan Neeser				Date	2024-05-29
Position Title	Chief Financial Officer

UNCLASSIFIED - NON CLASSIFIÉ#

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2023-01-01	To:	2023-12-31
Reporting Entity Name	Ivanhoe Electric Inc.						Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E369782
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]		Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
United States of America	Government of United States	Bureau of Land Management				850,000					850,000
United States of America	State of Arizona	Arizona State Land Department				330,000					330,000

Additional Notes:	(A) Reported payments have been rounded to the nearest $10,000

UNCLASSIFIED - NON CLASSIFIÉ#

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2023-01-01	To:	2023-12-31
Reporting Entity Name	Ivanhoe Electric Inc.					Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E369782
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
United States of America	Lincoln			110,000					110,000
United States of America	Bitter Creek			100,000					100,000
United States of America	Hog Heaven			10,000					10,000
United States of America	Unity			80,000					80,000
United States of America	Santa Cruz			270,000					270,000
United States of America	Desert Mountain			30,000					30,000
United States of America	Lyles Lithium			120,000					120,000
United States of America	Tintic			80,000					80,000
United States of America	White Hill			240,000					240,000
United States of America	Arizona Other			30,000					30,000
United States of America	Delamar			50,000					50,000
United States of America	Hector			30,000					30,000
United States of America	Bristol			30,000					30,000

Additional Notes[3]:	(A) Reported payments have been rounded to the nearest $10,000